Exhibit 8.1

Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219 Mailing Address Post Office Box 27828 Richmond, VA 23261 T (804) 771.5700 F (804) 771.5777 kaufCAN.com

August 6, 2013

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

Re:	Registration Statement on Form S-11

Commission File No. 333-189363

Ladies and Gentlemen:

We have served as counsel to Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration of up to 9,200,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in an offering of the Common Stock covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion regarding whether the Company’s organization and contemplated method of operations are such as to enable it to qualify as a real estate investment trust (“REIT”) pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for its 2012 taxable year and subsequent taxable years.1

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the prospectus included therein, in the form in which it was transmitted to the Commission under the Securities Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

[1]	Unless otherwise stated, all section references herein are to the Code.

Disclosure Required by Internal Revenue Service Circular 230: This communication is not a tax opinion. To the extent it contains tax advice, it is not intended or written by the practitioner to be used, and it cannot be used by the taxpayer, for the purpose of avoiding tax penalties that may be imposed on the taxpayer by the Internal Revenue Service.

Wheeler Real Estate Investment Trust, Inc.

August 6, 2013

3. The bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of August 2, 2013;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof relating to, among other matters, the registration and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

We have further assumed that during the Company’s 2012 taxable year and subsequent taxable years, the Company will conduct its affairs in a manner that will make the representations set forth below true for such years; and that the Company will not make any amendments to its organizational documents after the date of this opinion that would affect the Company’s qualification as a REIT for any taxable year.

The opinion set forth herein is premised on and conditioned on certain representations made by an officer of the Company as to relevant factual matters and covenants as to future operations dated as of the date hereof (the “Officer’s Certificate”). Further the opinion is based on the assumption that

Wheeler Real Estate Investment Trust, Inc.

August 6, 2013

the Company will meet certain asset, income and distribution requirements applicable to REITs, and that if the Company were ultimately found not to have met the REIT distribution requirements for any taxable year, such failure was due to reasonable cause and not due to willful neglect. In addition, for the purposes of rendering this opinion, we have not made an independent investigation or reached independent conclusions as to the assumptions that we have made or of the facts set forth in any of the aforementioned documents, including, without limitation, the Registration Statement and the Officer’s Certificate.

Based upon the foregoing and the representations set forth above, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. the Company’s organization and proposed method of operation are such that (i) commencing with its taxable year ending December 31, 2012, the Company will qualify as a REIT, and (ii) they will enable the Company to continue to qualify as a REIT for its subsequent taxable years; and

2. the statements set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe or summarize United States federal income tax law and regulations, constitute accurate descriptions or summaries in all material respects.

The ability of the Company to qualify as a REIT will depend on future events, some of which are not within the control of the Company. Additionally, it is not possible to predict whether the statements, representations, warranties or assumptions on which we have relied to issue this opinion will continue to be accurate in the future. We will not review the Company’s compliance with the Documents or assumptions, or the representations set forth above. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinion is based on current provisions of the Code and Treasury Regulations promulgated thereunder, published administrative interpretations thereof, and published court decisions, any of which may be changed at any time, possibly with retroactive effect (collectively “Law”). The Internal Revenue Service has not yet issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the Law will not change in a way that will prevent the Company from qualifying as a REIT or that the Internal Revenue Service will not disagree with this opinion.

This opinion is limited to the federal tax laws of the United States of America and is expressed as of the date hereof. The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion is further limited in that it does not purport to opine on the federal income tax consequences that may result to the extent that any of the representations or assumptions contained in this opinion are not true or there has been an adverse change in the Law. This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court considering the issues. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Wheeler Real Estate Investment Trust, Inc.

August 6, 2013

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/S/ Kaufman & Canoles

Kaufman & Canoles, P.C.